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                                      EXHIBIT 1

                                JOINT FILING AGREEMENT

    The undersigned, FAMCO II Limited Liability Company and Family Financial Strategies, Inc., hereby agree that this Schedule 13D relating to securities of Medical Graphics Corporation shall be filed on behalf of each of them.

November 20, 1997                 FAMCO II LIMITED LIABILITY COMPANY
                                  By Its Manager
                                  Family Financial Strategies, Inc.


                                  By:   /s/ John D. Wunsch
                                      -----------------------------------------
                                     Its: Chief Executive Officer


                                  FAMILY FINANCIAL STRATEGIES, INC.


                                  By:   /s/ John D. Wunsch
                                      -----------------------------------------
                                     Its: Chief Executive Officer




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